As filed with the Securities and Exchange Commission on January 17, 2014

Registration No. 333-153909

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-8/A

(AMENDMENT NO. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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DIAGNOSTIC IMAGING INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0493698
State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

848 N. Rainbow Blvd. # 2494

Las Vegas, Nevada 89107

(Address of Principal Executive Offices)

2002 EQUITY PERFORMANCE PLAN

(Full Title of the Plan)

Mitchell Geisler

Chief Executive Officer

Diagnostic Imaging International Corp.

848 N. Rainbow Blvd. # 2494

Las Vegas, Nevada 89107

(877) 331-3444

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Andrew D. Hudders, Esq.

Golenbock Eiseman Assor Bell & Peskoe

437 Madison Avenue, 40th Floor

New York, New York 10022

Telephone:  (212) 907-7349

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☐   Smaller reporting company  ☒

In accordance with the provisions of Rule 462 promulgated under the Securities Act, this Amendment No. 1 to the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

Exhibits.

Exhibit No.	Description

4.1	2002 Equity Performance Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed on October 8, 2008)
5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe (incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed on October 8, 2008)
23.1	Consent of Robnett & Company LP (incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed on October 8, 2008)
23.2	Consent of Silberstein Ungar, PLLC (filed herewith)
23.3	Consent of Golenbock Eiseman Assor Bell & Peskoe (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, state of Nevada, on this 17th day of January, 2014.

DIAGNOSTIC IMAGING INTERNATIONAL CORP.

By:	/s/ Mitchell Geisler
Mitchell Geisler, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell Geisler	President, Chief Executive Officer and Director (Principal	January 17, 2014
Mitchell Geisler	Executive Officer)

/s/ Richard Jagodnik	Chief Financial Officer and Director (Principal Financial and	January 17, 2014
Richard Jagodnik	Accounting Officer)